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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2003 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-30043 (Commission File Number)	36-4301991 (IRS Employer Identification No.)

1301 N. Elston Avenue
Chicago, Illinois 60622
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On February 18, 2003, divine, inc. ("divine") announced that despite efforts to minimize operating expenses and various liabilities, its board of directors has determined that it must seek alternatives to protect its operations. As a result, divine has engaged Broadview International LLC as its advisor to assist in exploring strategic options, which may include, but are not limited to, asset divestitures, comparable transactions, and/or the filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code. In this regard, divine is currently involved in active discussions with respect to the potential sale of several businesses or strategic assets. There can be, however, no assurance that these discussions will be successful, and divine's board of directors has not yet granted final approval of any of these options.

        A copy of the press release announcing divine's exploration of strategic options is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2003

divine, inc.
By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane Executive Vice President, Chief Financial Officer, and Treasurer

divine, inc.

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of divine, inc. announcing exploration of strategic options, dated February 18, 2003

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  Item 5. Other Events.
SIGNATURE
Exhibit Index